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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement pertaining to the 1998 Stock Option Plan of Haverty Furniture Companies, Inc. and to the incorporation by reference therein of our reports dated January 30, 1998, with respect to the consolidated financial statements of Haverty Furniture Companies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


May 14, 1998